                 THIRD AMENDMENT TO OPERATING CREDIT AGREEMENT
                       DATED FOR REFERENCE JULY 15, 1996

AMONG: THE LOEWEN GROUP INC., a British Columbia company having its head office at 4126 Norland Avenue, Burnaby, British Columbia, Canada, V5G 3S8

AND: LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation having an office at 50 East RiverCenter Boulevard, Suite 800, Covington, Kentucky, U.S.A., 41011

AND: ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in the City of Montreal, Quebec, Canada and a branch office at 1025 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3N9

THIS THIRD AMENDMENT TO OPERATING CREDIT AGREEMENT is dated for reference July 15, 1996

AMONG: THE LOEWEN GROUP INC., a British Columbia company having its head office at 4126 Norland Avenue, Burnaby, British Columbia, Canada, V5G 3S8

AND: LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation having an office at 50 East RiverCenter Boulevard, Suite 800, Covington, Kentucky, U.S.A., 41011

AND: ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in the City of Montreal, Quebec, Canada and a branch office at 1025 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3N9

W H E R E A S:

A. The parties to this agreement entered into an operating credit agreement dated for reference August 15, 1994 ("Operating Credit Agreement").

B. The Operating Credit Agreement was amended by a First Amendment to Operating Credit Agreement dated for reference June 30, 1995 and by an acknowledged letter of amendment dated October 19, 1995 (collectively, "Amending Agreements").

C        The parties have agreed to amend and restate the Operating Credit
Agreement as amended by the Amending Agreements as provided in this agreement ("Third Amendment Agreement").

            WITNESSETH THAT in consideration of the mutual covenants and agreements herein, the parties covenant and agree as follows:

1.          INTERPRETATION

1.1 Words with an initial capital letter which are not otherwise defined in the Third Amendment Agreement have the meaning defined in the Operating Credit Agreement as amended by the Amending Agreements and as further amended and restated by the Third Amendment Agreement.

1.2 The Third Amendment Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable in that Province.

1.3 Wherever the singular or the masculine are used in the Third Amendment Agreement, the same shall be deemed to include the plural or the feminine or vice versa and a body politic or corporate where the context or the parties so require.

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                                      -2-

1.4 Unless otherwise specified all statements of, or reference to, dollar amounts in the Third Amendment Agreement without currency specification shall refer to Canadian Funds.

2.         REPRESENTATIONS AND WARRANTIES

           Each of the Borrower and LGII represents and warrants to Royal that the execution and delivery of the Third Amendment Agreement will not:

    a) contravene a provision of any regulation, order or permit applicable to it or cause a conflict with or contravention of its constating documents;

    b) cause a breach of or constitute a default under any agreement or instrument to which it is a party or by which it is bound including:

           i)     the 1996 Credit Agreement;

           ii)    the MEIP Credit Agreement;

           iii)   the Note Agreements, and

           iv)    the Collateral Trust Agreement;

    c) require any consent or approval (except such as have been obtained or waived, as the case may be) under any agreement or instrument to which it is a party or by which it is bound including the Agreements referred to in Section 2(b).

3.         AMENDMENT AND RESTATEMENT

           If the conditions set forth in Section 4 of the Third Amendment Agreement have been met or waived prior to or on July 31, 1996 then, as of the Effective Time:

    a) the Operating Credit Agreement as amended by the Amending Agreements shall be totally amended and restated by the agreement entitled "Loewen 1996 Operating Credit Agreement" attached as Exhibit A and the schedules attached thereto, and

    b) LGII shall not be a party to the amended and restated Operating Credit Agreement.

4.         CONDITIONS PRECEDENT TO EFFECTIVE TIME

           Royal shall have no obligation to amend and restate the Operating Credit Agreement as amended by the Amending Agreements and proposed to be amended and restated by this Third Amendment Agreement unless Royal shall have received:

    a)     the Third Amendment Agreement duly executed by the Borrower;

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                                      -3-

    b) confirmation from counsel for the Borrower that Royal's name is entered under Class A Secured Indebtedness on Schedules 1 and 5 of the Collateral Trust Agreement and that the execution and delivery of the Third Amendment Agreement and the Loewen 1996 Operating Credit Agreement attached as Exhibit A will not affect such registration, and

    c) a favourable opinion from counsel for the Borrower (in form and content satisfactory to Royal and its counsel) as to the due authorization, execution and delivery by the Borrower of the Third Amendment Agreement and the validity and enforceability thereof.

5.         GENERAL

5.1 The Third Amendment Agreement may be executed in any number of counterparts with the same effect as if all parties had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

5.2        The Third Amendment Agreement shall be effective as of 10:00 a.m.
local Vancouver time, July 15, 1996 ("Effective Time") if on or prior to July 31, 1996 or such earlier or later time or date as may be agreed between the Borrower, LGII and Royal, Royal shall have received the documents and opinions described in Section 4.

5.3 The Third Amendment Agreement shall be read and construed together with the Operating Credit Agreement as amended and by the Amending Agreements as one document and shall be included in the definition of "Agreement" in
Section 1.1 of the Operating Credit Agreement as amended by the Amending Agreements.

           The Third Amendment Agreement has been executed as of July 31, 1996.


THE CORPORATE SEAL of THE                     )
LOEWEN GROUP INC. was hereunto affixed        )
in the presence of:                           )
                                              )
/s/ Dwight K. Hawes                           )                     C/S
----------------------                        )
Dwight K Hawes,                               )
Vice-President, Finance                       )
                                              )
                                              )
THE CORPORATE SEAL of                         )
LOEWEN GROUP INTERNATIONAL,                   )
INC. was hereunto affixed in the              )
presence of:                                  )
                                              )
/s/ Dwight K. Hawes                           )                     C/S
----------------------                        )
Dwight K Hawes,                               )
Vice-President, Finance                       )

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                                      -4-

                                              )
                                              )
                                              )
ROYAL BANK OF CANADA                          )
                                              )
By: /s/ Gerald W. Derbyshire                  )
   ----------------------------               )
   Gerald W. Derbyshire                       )
   Senior Account Manager                     )
                                              )
                                              )
By: /s/ Rosanne Bubas                         )
   ----------------------------               )
   Rosanne Bubas                              )
   Account Manager                            )